Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of WillScot Corporation (the “Company”) hereby certifies, to such officer's knowledge, that:
(i) the annual report on Form 10-K of the Company for the period ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2020

/s/ TIMOTHY D. BOSWELL
Timothy D. Boswell
Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WillScot Corporation and will be retained by WillScot Corporation and furnished to the Securities and Exchange Commission or its staff upon request.